UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 21, 2011

MAC-GRAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13495	04-3361982
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

404 Wyman Street, Suite 400, Waltham, Massachusetts 02451

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 487-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 21, 2011, Mac-Gray Corporation (the “Company”) entered into Amendment No. 4 (the “Amendment”) to the Senior Secured Credit Agreement (the “Credit Agreement”), dated as of April 1, 2008, among the Company, Mac-Gray Services, Inc., the lenders party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent.   The Amendment provides that the Company may repurchase or redeem up to $50,000,000 in aggregate principal amount of its outstanding 7.625% Senior Notes due 2015 at an aggregate price not to exceed $53,000,000 so long as (x) at the time of the repurchase or redemption, no default or event of default exists under the Credit Agreement and (y) on a pro forma basis for the repurchase or redemption, the Consolidated Senior Secured Leverage Ratio (as defined in the Credit Agreement) does not exceed 2.25:1.0.  A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01. Other Events

On September 22, 2011, the Company issued a press release announcing that it will redeem $50,000,000 in aggregate principal amount of its outstanding 7.625% Senior Notes due 2015 on October 21, 2011 for an aggregate redemption price of $51,969,958.33.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1

Amendment No. 4 to the Senior Secured Credit Agreement, dated as of September 21, 2011, among Mac-Gray Corporation, Mac-Gray Services, Inc., the lenders party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent

	99.1	Press Release of Mac-Gray Corporation, dated September 22, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: September 22, 2011	By:	/s/ Michael J. Shea
		Name:	Michael J. Shea
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 4 to the Senior Secured Credit Agreement, dated as of September 21, 2011, among Mac-Gray Corporation, Mac-Gray Services, Inc., the lenders party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent

99.1	Press Release of Mac-Gray Corporation, dated September 22, 2011